Exhibit 99.1

Track Group Reports 1st Quarter Fiscal 2022 Financial Results

Total Revenue up 2%, Operating Income Declines 58% and Net Income Reversal

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its fiscal quarter ended December 31, 2021 (“Q1 FY22”). In Q1 FY22, the Company posted (i) total revenue of $9.6M, an increase of approximately 2% over total revenue of $9.4M for the quarter ended December 31, 2020 (“Q1 FY21”); (ii) Q1 FY22 operating income of $0.6M, representing a decline of 58% compared to Q1 FY21 operating income of $1.4M, and (iii) a net loss attributable to common shareholders of $0.3M in Q1 FY22 compared to net income attributable to common shareholders of $1.3M in Q1 FY21.

“The conditions under which we operate today remain challenging as we adjust to supply chain constraints and the telecommunication carrier’s transition from 3G to 5G, despite setbacks created for a number of industries. As a result, our financial results for the first quarter ended December 31, 2021, were adversely impacted. Notwithstanding, we will continue to adapt to these challenges, add new products, and customers, who remain in need of and are confident in our ability to innovate solutions,” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

●	Total revenue of $9.6M for Q1 FY22, up 2% compared to Q1 FY21 revenue of $9.4M.

●

Gross profit of $4.8M in the Q1 FY22, down approximately 8% compared to gross profit of $5.2M for Q1 FY21, due to increases in certain costs of revenue, including, the amortization expense for the new software platform.

●	Operating income in Q1 FY22 of $0.6M, down approximately 58% compared to operating income of $1.4M for Q1 FY21, due to the higher cost of revenue and the increase in certain operating expenses.

●

Adjusted EBITDA for Q1 FY22 of $2.2M, down 17% compared to adjusted EBITDA of $2.7M for Q1 FY21. Adjusted EBITDA in Q1 FY22 as a percentage of revenue also decreased to 22.9%, compared to 28.2% for Q1 FY21. The reduction in adjusted EBITDA is due to the decline in operating income offset by the increase in total depreciation and amortization.

●	Cash balance for Q1 FY22 of $8.6M, up 47% compared to a cash balance of $5.9M for Q1 FY21, and up 2% compared to a cash balance of $8.4M for the quarter ended September 30, 2021.

●

Net loss attributable to shareholders for the Q1 FY22 was ($0.3M), compared to net income attributable to shareholders of $1.3M in Q1 FY21, a change principally attributable to the decline in the Company’s operating income and a swing from a currency exchange gain to a loss.

Business Outlook

The extent to which supply chain delays, the Coronavirus, and the telecommunications 5G transition impact our future operations will depend on numerous factors that we cannot accurately predict, although we anticipate that it will be difficult to match our results for the fiscal year ended September 2021 ("FY21") in the upcoming year ending September 30, 2022 ("FY22"). Despite these short-term challenges faced by companies worldwide, Track Group remains confident that our continued focus on strategic adaptation, which evidenced success in FY21, will allow us to be well-positioned for a return to growth in FY23.

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2021, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited) December 31, 2021	September 30, 2021
Assets
Current assets:
Cash	$8,599,296	$8,421,162
Accounts receivable, net of allowance for doubtful accounts of $43,359 and $91,262, respectively	6,490,046	7,163,615
Prepaid expense and deposits	1,040,711	998,589
Inventory, net of reserves of $0 and $0, respectively	647,070	305,210
Total current assets	16,777,123	16,888,576
Property and equipment, net of accumulated depreciation of $2,601,242 and $2,615,967, respectively	198,689	202,226
Monitoring equipment, net of accumulated depreciation of $6,153,405 and $5,977,093, respectively	3,020,456	3,068,100
Intangible assets, net of accumulated amortization of $18,453,714 and $17,607,457, respectively	19,685,985	20,434,143
Goodwill	8,658,772	8,519,998
Deferred tax asset	-	101,159
Other assets	4,131,835	4,309,040
Total assets	$52,472,860	$53,523,242

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,619,448	$2,821,982
Accrued liabilities	3,961,682	4,350,030
Current portion of long-term debt	502,463	526,134
Total current liabilities	7,083,593	7,698,146
Long-term debt, net of current portion	43,309,260	43,452,216
Long-term liabilities	31,463	3,650
Total liabilities	50,424,316	51,154,012

Commitments and contingencies (Notes 16 and 23)	-	-

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,541,452 and 11,524,978 shares outstanding, respectively	1,154	1,152
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,258,446	302,250,954
Accumulated deficit	(299,133,849)	(298,828,527)
Accumulated other comprehensive loss	(1,077,207)	(1,054,349)
Total equity	2,048,544	2,369,230
Total liabilities and stockholders’ equity	$52,472,860	$53,523,242

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	Three Months Ended December 31,
	2021	2020
Revenue:
Monitoring and other related services	$9,469,729	$9,271,729
Product sales and other	125,927	130,176
Total revenue	9,595,656	9,401,905

Cost of revenue:
Monitoring, products and other related services	3,931,578	3,700,426
Depreciation & amortization included in cost of revenue	863,849	488,675
Total cost of revenue	4,795,427	4,189,101

Gross profit	4,800,229	5,212,804

Operating expense:
General & administrative	2,498,359	2,400,735
Selling & marketing	697,872	550,457
Research & development	590,852	307,294
Depreciation & amortization	416,801	531,763
Total operating expense	4,203,884	3,790,249

Operating income	596,345	1,422,555

Other income (expense):
Interest expense, net	(481,560)	(640,022)
Currency exchange rate gain (loss)	(106,278)	818,626
Other income (loss), net	-	26
Total other income (expense)	(587,838)	178,630
Income before income taxes	8,507	1,601,185
Income tax expense	313,829	277,691
Net income (loss) attributable to common stockholders	(305,322)	1,323,494
Foreign currency translation adjustments	(22,858)	317,835
Comprehensive income (loss)	$(328,180)	$1,641,329

Net income (loss) per share – basic and diluted
Net income (loss) per common share, basic and diluted	$(0.03)	$0.12
Weighted average common shares outstanding, basic and diluted	11,525,315	11,414,150

	Three Months Ended December 31,
	2021	2020

Non-GAAP Adjusted EBITDA
Net Income (loss) attributable to common shareholders	$(305)	$1,323
Interest expense, net	482	640
Depreciation and amortization	1,281	1,020
Income taxes (1)	314	278
Board compensation	75	75
Foreign exchange (gain)/loss	106	(818)
Other charges, net (2)	239	136
Non GAAP Adjusted EBITDA	$2,192	$2,654
Non GAAP Adjusted EBITDA, percent of revenue	22.9%	28.2%

Weighted average common shares outstanding	11,525,315	11,414,150
Non-GAAP earnings per share	$0.19	$0.23

(1) Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2) Other charges may include gains or losses and non-recurring accrual adjustments.